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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

Name                                                          Jurisdiction
----                                                          ------------

Nutrition for Life International (UK) Ltd.                    England

Nutrition for Life International Philippines, Inc.            Philippines